As filed with the Securities and Exchange Commission on March 26, 2010

Registration No. 033-61850
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	41-0518430
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(Address of Principal Executive Offices) (Zip Code)

St. Mary Land & Exploration Company – Stock Options
(Full title of the plan)

Anthony J. Best
President and Chief Executive Officer
St. Mary Land & Exploration Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(Name and address of agent for service)

(303) 861-8140
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On April 29, 1993, St. Mary Land & Exploration Company (the “Company”) filed a Registration Statement on Form S-8 (File No. 033-61850) (the “Registration Statement”) to register 91,024 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), issued or issuable by the Company in connection with certain stock options granted by the Company.  Any such unexercised stock options have now expired, and the selling securityholders named in the form of re-offer prospectus filed as an exhibit to the Registration Statement are no longer considered to be affiliates of the Company.  Accordingly, pursuant to the undertaking of the Company contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold under the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statement and to deregister all shares of Common Stock registered but not sold under the Registration Statement as of the date hereof.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 26, 2010.

ST. MARY LAND & EXPLORATION COMPANY

By:  /s/ ANTHONY J. BEST
Anthony J. Best
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY J. BEST	President and Chief Executive Officer, and a Director	March 26, 2010
Anthony J. Best

/s/ A. WADE PURSELL	Executive Vice President and Chief Financial Officer	March 26, 2010
A. Wade Pursell

/s/ MARK T. SOLOMON	Controller	March 26, 2010
Mark T. Solomon

/s/ WILLIAM D. SULLIVAN	Chairman of the Board of Directors	March 26, 2010
William D. Sullivan

/s/ BARBARA M. BAUMANN	Director	March 26, 2010
Barbara M. Baumann

/s/ LARRY W. BICKLE	Director	March 26, 2010
Larry W. Bickle

/s/ WILLIAM J. GARDINER	Director	March 26, 2010
William J. Gardiner

/s/ JULIO M. QUINTANA	Director	March 26, 2010
Julio M. Quintana

/s/ JOHN M. SEIDL	Director	March 26, 2010
John M. Seidl